EXHIBIT 99.1

GBT Technologies announce Agreement for Planned Acquisition of Nexus Workspaces from CGI

MIAMI, FLORIDA, November 27, 2024 – GBT Technologies, Inc. (“GBT”) has entered into non-binding agreements to acquire real estate interests in Nexus Workspace properties and to acquire a related Nexus Workspace intellectual property portfolio. As part of this strategic transaction, entities owned directly or indirectly by CGI Fund I, LP (“CGI”) will be selling their interests in Nexus Workspace properties to GBT through a phased acquisition process.

Under the agreements, GBT, through its wholly owned subsidiary to be incorporated, Nexus Workspace Holdings, Inc. (“NH”), will acquire Nexus Workspace’s Florida-based properties, including flagship locations in Wellington, West Palm Beach, Stuart, Boynton Beach, and Boca Raton. Nexus Workspace provides modern, flexible office solutions, serving over 800 members with offerings such as private offices, shared workspaces, virtual offices, and conference rooms. Amenities include 24/7 access, high-speed internet, and fitness centers, positioning Nexus as a leader in adaptable workspace solutions.

“These agreements mark a new chapter for the Nexus brand,” said Raoul Thomas, CEO of CGI Merchant Group. “By aligning with GBT Technologies, we are not only ensuring the continued growth of Nexus but also unlocking the potential to redefine workspaces with innovative strategies. This expected sale underscores our commitment to delivering value to all stakeholders and fostering long-term success.”

The agreements contemplate a phased transaction structure, starting with GBT acquiring 49% ownership of Nexus properties in Wellington, West Palm Beach, and Stuart, followed by full ownership across the portfolio. Plans are also underway to spin off Nexus Workspace Holdings into an independent public entity, enabling GBT shareholders to benefit directly from its success. The parties are working expeditiously to complete binding agreements prior to year-end.

“Nexus Workspace represents an incredible opportunity for growth, innovation, and operational excellence,” said Mansour Khatib, CEO of GBT Technologies. “This expected acquisition and planned spin-off allow us to integrate income-producing assets into a public company while leveraging Nexus’s market presence and strategic locations to adapt to the evolving workplace environment.”

Transaction Advisor - The Transaction Advisor in the creation of the group structure, and investment banking services was Wertheim & Company LLC, which has recently commenced operations under the brand name of its Predecessor Entity.

About GBT Technologies, Inc.

GBT Technologies, Inc. is a publicly traded company specializing in high-tech solutions, innovative platforms, and strategic investments across diverse industries. GBT is committed to growth and delivering long-term shareholder value.

About Nexus Workspace Properties

Nexus Workspace Properties manages premier real estate and intellectual property assets, providing modern workspace solutions tailored to today’s business demands. Their offerings include private offices, shared workspaces, and virtual office services.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements”. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements because of various important factors. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its real estate portfolio. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release

Contact

GBT Technologies, Inc.
info@gbtti.com
Nexus Workspaces
Investor@cgimg.com